UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2015

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429,
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously disclosed in the Current Report on Form 8-K filed by Alpha Natural Resources, Inc. (the “Company”), on August 3, 2015 the Company and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) for reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code. The Debtors’ Chapter 11 cases are being jointly administered under the caption In re: Alpha Natural Resources, Inc., et al., Case No. 15-33896 (the "Bankruptcy Case").

In connection with the Bankruptcy Case, the Company has been, and currently is, engaged in ongoing discussions with certain of its secured creditors (the “Creditors”) relating to the Company's restructuring, including the development of a preliminary five-year business plan. In connection with these discussions, on or about October 7, 2015, the Company entered into confidentiality agreements with certain of the Creditors pursuant to which the Company provided certain information to the Creditors (the “Disclosed Information”) and agreed to make the Disclosed Information publicly available at a later date. The Company reached similar arrangements with other Creditors. Beginning today, November 3, 2015, the Disclosed Information (with certain immaterial revisions) will be made available on the Company’s website (www.alphanr.com) in the Investors section under “Restructuring Documents”.

The Disclosed Information includes details of Company operating activities, forecast assumptions, plans and projections for the Company’s Marcellus Shale gas properties and 2015-2020 forecasts, along with other information generally not disclosed by the Company, all of which may be deemed material. Such Disclosed Information and other information was or will be prepared based on expectations, beliefs, opinions and assumptions of the Company’s management at the time such Disclosed Information and other information was or will be prepared. Such Disclosed Information and other information that is not historical information: is forward-looking, speculative and subjective in nature and was or will be based upon expectations, beliefs, opinions and assumptions, which are inherently uncertain and include factors that are beyond the control of the Company and may not prove to be accurate; does not necessarily reflect current expectations, beliefs, opinions or assumptions that the management of the Company may have about the prospects for the Company’s businesses, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur or that was not anticipated at the time such Disclosed Information and other information was prepared; may not reflect current results or future performance, which may be significantly more favorable or less favorable than projected by such Disclosed Information and other information; and is not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the forecasts will be achieved. Without limiting the generality of the foregoing, the Company specifically notes that the Disclosed Information will not necessarily form the basis for any plan or plans of reorganization in the Debtors’ chapter 11 cases. The summary of the Disclosed Information is qualified in its entirety by the contents of the Disclosed Information. The information contained on the Company’s website is not part of this Report.

The Disclosed Information includes projections and other information prepared and presented as of an earlier date. You should not rely on the ongoing accuracy of any of the Disclosed Information or other information beyond the date as of which it was prepared. The Company undertakes no responsibility or obligation to update any Disclosed Information or other information. You are urged to note the date of issuance of any Disclosed Information or other information provided on our website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

Date: November 3, 2015	By:	/s/ William L. Phillips III
Name: William L. Phillips III
Title: Assistant Secretary